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                                                                    EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS

    For the years ended April 30, 1996, April 30, 1995 and April 29, 1994 (in thousands, except per share data):

                                                                                    1996       1995       1994
                                                                                  ---------  ---------  ---------
Primary:
  Shares:
    Weighted average shares outstanding.........................................      5,036      4,511      2,944
    Net effect of dilutive stock options, based upon the treasury stock
     method.....................................................................         --         --        105
                                                                                  ---------  ---------  ---------
    Weighted average shares outstanding, as adjusted............................      5,036      4,511      3,049
  Earnings:
    Income (loss) before cumulative effect of change in accounting..............  $  (7,189) $  (3,630) $   1,002
    Cumulative effect of change in accounting for income taxes..................         --         --        505
                                                                                  ---------  ---------  ---------
    Net income (loss)...........................................................  $  (7,189) $  (3,630) $   1,507
  Per share amounts:
    Income (loss) before cumulative effect of change in accounting..............  $   (1.43) $   (0.81) $    0.32
    Cumulative effect of change in accounting for income taxes..................         --         --       0.17
                                                                                  ---------  ---------  ---------
    Net income (loss)...........................................................  $   (1.43) $   (0.81) $    0.49
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Fully Diluted:
  Shares:
    Weighted average shares outstanding.........................................      5,036      4,511      2,944
    Net effect of dilutive stock options, based upon the treasury stock
     method.....................................................................         --         --        105
                                                                                  ---------  ---------  ---------
    Weighted average shares outstanding, as adjusted............................      5,036      4,511      3,049
  Earnings:
    Income (loss) before cumulative effect of change in accounting..............  $  (7,189) $  (3,630) $   1,002
    Cumulative effect of change in accounting for income taxes..................         --         --        505
                                                                                  ---------  ---------  ---------
    Net income (loss)...........................................................  $  (7,189) $  (3,630) $   1,507
  Per share amounts:
    Income (loss) before cumulative effect of change in accounting..............  $   (1.43) $   (0.81) $    0.32
    Cumulative effect of change in accounting for income taxes..................         --         --       0.17
                                                                                  ---------  ---------  ---------
    Net income (loss)...........................................................  $   (1.43) $   (0.81) $    0.49
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
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